LAW OFFICES
                            RICHARD P. GREENE, P.A.
                             INTERNATIONAL BUILDING
                          2455 EAST SUNRISE BOULEVARD
                                    SUITE 905
                         FORT LAUDERDALE, FLORIDA 33304
                                     -------
                           TELEPHONE: (954) 564-6616
                               FAX: (954) 561-0997



                                             August 29, 1996



U. S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE: OAK TREE MEDICAL SYSTEMS, INC.

Dear Sir or Madam:

         This Firm hereby consents to the use of its name in the Registration Statement on Form S-8 as filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission on August 30, 1996, or as soon thereafter as is reasonably practicable.

                                             Very truly yours,

                                             RICHARD P. GREENE, P.A.


                                             /s/ RICHARD P. GREENE
                                             -------------------------
                                             Richard P. Greene
                                             For the Firm
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